UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2019

Samsara Luggage, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-54649	26-0299456
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

One University Plaza

Suite 505

Hackensack, NJ 07601

(Address of principal executive offices and Zip Code)

(877) 421-1574

(Registrant’s telephone number, including area code)

Darkstar Ventures, Inc.

7 Eliezri St.

Jerusalem

Israel

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 12, 2019, Darkstar Ventures, Inc. (the “Company”) completed its merger with the Delaware corporation that was previously known as “Samsara Luggage, Inc.” (“Samsara”) in accordance with the terms of the Merger Agreement and Plan of Merger, dated as of May 10, 2019, (the “Merger Agreement”) by and among the Company, Samsara, and Avraham Bengio, pursuant to which Samsara merged with and into the Company, with the Company being the surviving corporation (the “Merger”). Following the completion of the Merger, the business of the Company going forward shall be the Samsara business operation prior to the Merger, namely, the development and sale of smart luggage products.

The Company filed (1) Articles of Merger with the Secretary of State of the State of Nevada in which the Company amended its Articles of Incorporation to change the Company’s name from “Darkstar Ventures, Inc.” to “Samsara Luggage, Inc.” (the “Name Change”) effective as of November 12, 2019; and (2) a Certificate of Amendment with the Secretary of State of the State of Nevada in which the Company increased the number of authorized shares of common stock of the Company (“Common Stock”) from 2,000,000,000 shares of common stock to 5,000,000,000 shares of common stock (the “Share Capital Increase”) effective as of November 12, 2019.

In connection with the Merger, the Company and Avraham Bengio entered into an Assignment and Assumption Agreement (the “Spin-off Agreement”) dated November 12, 2019, pursuant to which the Company sold 100% of the issued and outstanding shares of the Company’s wholly-owned Israeli subsidiary, Bengio Urban Renewal Ltd. (“Bengio Urban”), and all of the Company’s interest in Bengio Urban (including all debts and liabilities owed by the Company to Bengio Urban and the debts of Bengio Urban to the Company) to Avraham Bengio, the CEO and principal shareholder of the Company (prior to the Merger). The foregoing description of the Spin-off Agreement is subject to and qualified in its entirety by reference to the Spin-off Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

At the effective time of the Merger, each share of common stock of Samsara, $0.0001 par value, was converted into the right to receive 458.124 shares of the Company’s common stock, such that the shareholders of Samsara will be issued new shares of the Company representing approximately 80% of the issued and outstanding shares of the Company’s common stock following the completion of the Merger. The exchange rate was determined through arms’-length negotiations between the Company and Samsara.

Immediately after the Merger, assuming the issuance of all of the merger consideration, there are approximately 3,236,851,080 shares of Common Stock outstanding, of which (i) the former stockholders of Samsara own 2,589,506,080 shares, representing approximately 80% of the outstanding shares of Common Stock; and (ii) the Company’s stockholders immediately prior to the Merger own 647,345,000 shares, representing approximately 20% of the outstanding shares of Common Stock.

The shares of Common Stock issued to the former stockholders of Samsara were registered with the SEC on a Registration Statement on Form S-4 (Reg. No. 333-234056).

The Common Stock listed on the OTC Pink Marketplace, previously trading through the close of business on November 11, 2019 under the ticker symbol “DAVC,” commenced trading on the OTC Pink Marketplace under the ticker symbol “SAML” on November 12, 2019. The Common Stock has a new CUSIP number, 79589J101.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement that was filed as Annex A to the Company’s Registration Statement on Form S-4 filed with the SEC on October 2, 2019 and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As disclosed in the Company’s Registration Statement on Form S-4, the Company’s stockholders approved (1) amending the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 2,000,000,000 to 5,000,000,000 (the “Share Capital Increase”); and (2) effecting the Merger and changing the name of the Company to Samsara Luggage, Inc. (the “Name Change”).

On November 12, 2019, in connection with the Merger, the Company effected the Share Capital Increase and the Name Change. The Company has filed with the Secretary of State of the State of Nevada (a) a Certificate of Amendment amending the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 2.000,000,000 to 5,000,000,000, and (b) Articles of Merger which included changing the name of the Company from “Darkstar Ventures, Inc.” to “Samsara Luggage, Inc.”

As a result of the Merger and the Share Capital Increase, the former stockholders of Samsara currently own approximately 80% of the outstanding Common Stock of the Company, with the Company’s stockholders immediately prior to the Merger owning approximately 20% of the outstanding Common Stock of the Company.  All outstanding and unexercised options and warrants to purchase shares of Common Stock of the Company that were in effect prior to the Merger remain in effect pursuant to their terms.

Copies of the filed Certificate of Amendment and filed Articles of Merger are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 5.01	Changes in Control of Registrant

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, the former stockholders of Samsara currently own approximately 80% of the outstanding Common Stock of the Company, with the Company’s stockholders immediately prior to the Merger owning approximately 20% of the outstanding Common Stock of the Company.

In accordance with the Merger Agreement, effective upon the closing of the Merger, Avraham Bengio resigned from the Board of Directors of the Company (the “Board”) and from all of his executive positions with the Company. Effective upon the closing of the Merger, Atara Dzikowski and David Dahan were appointed to the Board of Directors of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Resignation of Avraham Bengio

In accordance with the Merger Agreement, on November 12, 2019, effective upon the closing of the Merger, Avraham Bengio resigned from the Board and from all of his executive positions with the Company. Mr. Bengio’s resignation was not the result of any disagreements with the Company relating to the Company’s operations, policies, or practices.

Appointment of Directors and Officers

In accordance with the Merger Agreement, on November 12, 2019, effective upon the closing of the Merger, Atara Dzikowski and David Dahan were appointed to the Board of Directors and the Company, and Atara Dzikowski was appointed the Company’s Chief Executive Officer and David Dahan was appointed the Company’s Chief Technology Officer.

Atara Dzikowski

Atara Dzikowski served as Director and CEO of Samsara since the inception of the company in 2017. She has served as Chairperson and CEO of Design Boxes Ltd. from 2013 to date. From 2009 to 2013, Ms. Dzikowski was Director of Development and Public Affairs of Shenkar College of Engineering, Design and Art. She holds a Master’s in Public Administration from Clark University and a BA degree in Communication and Management from The College of Management in Tel Aviv. Following the Merger, Atara will be employed full time by the Company as its Chief Executive Officer at an annual salary of $100,000.

David Dahan

David Dahan served as Director and CTO of Samsara since the inception of the company in 2017. From 2015 to date, Mr. Dahan is also employed at Nova-Sight Ltd., a medical device company developing products for diagnostics and therapy in the field of ophthalmology, as its Software Department Manager. In 2009, Mr. Dahan co-founded Serve Africa Ltd., a holding company that provides Satellite IP connectivity communication services throughout the continent of Africa, and from 2013 to date has served as its [position]. In 2008, Mr. Dahan founded Viramedics Ltd., a Bio-Tech firm dealing with Skin Cancer detection, working with leading medical institutes worldwide towards clinical studies and implementation, and served as its CTO through 2009. He also serves as a consultant to companies, mainly in the software algorithm field. Mr. Dahan holds a B.Sc. degree in Physics and Computer Science from Ben Gurion University. Following the Merger, David is expected to work part-time for the Company as its Chief Technical Officer.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On November 12, 2019, the Company issued a press release announcing the completion of the Merger. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a)        Financial Statements of Business Acquired

The Company intends to file the interim financial statements of Samsara required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)        Pro Forma Financial Information

The Company filed the pro forma financial information required by Item 9.01(b) as part of its Registration Statement on Form S-4 filed on October 2, 2019.

(d)       Exhibits

The following Exhibits are filed as part of this Report:

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation filed with the Office of the Secretary of State of Nevada, effective as of November 12, 2019.

3.2	Articles of Merger filed with the Office of the Secretary of State of Nevada, effective as of November 12, 2019.

10.1	Assignment and Assumption Agreement, dated as of November 12, 2019, between the Company and Avraham Bengio.

99.1	Press Release, dated November 12, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAMSARA LUGGAGE, iNC.

Date: November 12, 2019	By	/s/ Atara Dzikowski
Name: Atara Dzikowski
Title: Chief Executive Officer

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